UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2019

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Spectrum Brands Holdings, Inc.	Common Stock, $0.01 par value	SPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2019, Spectrum Brands Holdings, Inc. (the “Company”) and Spectrum Brands Inc. entered into a Separation Agreement with Douglas L. Martin, the Chief Financial Officer of the Company (the “Martin Separation Agreement”). Pursuant to the Martin Separation Agreement, Mr. Martin’s employment with the Company and all of its subsidiaries and affiliates will end on December 20, 2019 or such earlier date as determined by the Company (the “Martin Separation Date”). Mr. Martin will continue to receive his compensation and benefits through the Martin Separation Date.  Subject to Mr. Martin executing an effective and irrevocable release of claims, Mr. Martin will receive as severance eighteen (18) months base salary ($825,000) and  one times his annual bonus of $495,000, in each case payable over an 18 month period. In addition, Mr. Martin will be eligible for a pro rata bonus for fiscal 2020 based on actual performance for fiscal 2020, but he will not receive any equity awards for fiscal 2020.  Mr. Martin will also continue to receive health insurance benefits during the 18 month severance period and will be permitted to purchase his Company leased vehicle for which he will be reimbursed up to $85,000. In addition, the Company will transfer his life insurance policy to Mr. Martin.  Mr. Martin’s long term equity-based award shall be forfeited without payment and his bridge award shall be payable pro rata in accordance with the terms of his agreement (and any performance award component of the bridge award shall be paid only to the extent performance is achieved).  Mr. Martin will be subject to post-employment restrictive covenants including an 18-month noncompete as well as nondisparagement and other post employment provisions.  The above summary is not complete and is qualified in its entirety by the Martin Separation Agreement, a copy of which is attached hereto as Exhibit  10.1 and is incorporated herein by reference.

On September 9, 2019, the Company entered into an employment agreement with Jeremy W. Smeltser (the “Smeltser Employment Agreement”). Pursuant to the Smeltser Employment Agreement, Mr. Smeltser will become an employee of the Company with the title of Executive Vice President on October 1, 2019. Mr. Smeltser will become Executive Vice President and Chief Financial Officer of the Company on December 20, 2019 or such earlier date as determined by the Company. Pursuant to the Smeltser Employment Agreement, Mr. Smeltser will receive an annual base salary of $500,000, and commencing with fiscal 2020, he will have a target annual bonus of 80% and a maximum bonus of 160% of annual base salary.  On or prior to December 31, 2019, Mr. Smeltser will receive  an equity or equity based award which will vest based on time and performance, with a grant date value of $1,000,000. Commencing with fiscal 2021, Mr. Smeltser will receive an equity or equity based award with a grant date value equal to 200% of his base salary.  Mr. Smeltser will receive relocation reimbursement of up to $75,000 as well as the use of a Company funded apartment for up to 12 months.  In addition, Mr. Smeltser will be eligible to participate in the Company’s benefits programs. If Mr. Smeltser’s employment is terminated by the Company without cause or he resigns for good reason or as a result of death or disability, then he will receive as severance pay one and a half times his annual base salary plus one times his annual bonus payable over an 18 month period, a pro rata bonus for the year of termination based on actual performance, 18 months continued medical coverage subject to his election of COBRA and pro rata vesting of any time based equity award and any performance based awards shall be forfeited. The receipt of severance benefits is conditioned upon his execution of an effective and irrevocable release of claims as well as continued compliance with his post employment restrictive covenants including 18 month noncompete and nondisparagement provisions. The above summary is not complete and is qualified in its entirety by the Smeltser Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Mr. Smeltser, 44, previously served as Vice President and Chief Financial Officer of SPX Flow, Inc. (“SPX Flow”). Prior to his role at SPX Flow, he served as Vice President and Chief Financial Officer of SPX Corporation, where he served in various roles, including as Vice President and Chief Financial Officer, Flow Technology, and became an officer of SPX Corporation in April 2009. Mr. Smeltser joined SPX Corporation in 2002 from Ernst & Young LLP, where he was an audit manager in Tampa, Florida. Prior to that, he held various positions with Arthur Andersen LLP, in Tampa, Florida, and Chicago, Illinois, focused primarily on assurance services for global manufacturing clients. Mr. Smeltser earned a Bachelor of Science degree in Accounting from Northern Illinois University.
On September 9, 2019, the Company promoted Randal D. Lewis, the Company’s Chief Operating Officer (the “Lewis Employment Agreement”), to the office of Executive Vice President. Pursuant to the Lewis Employment Agreement, Mr. Lewis will be employed as an Executive Vice President and Chief Operating Officer of the Company as of September 9, 2019 and his base salary shall be increased from $450,000 to $550,000 per annum, pro-rated for fiscal 2019. For fiscal 2020, Mr. Lewis’s target bonus will be 90% (increased from 80% for fiscal 2019) of his annual base salary with a maximum bonus of 180% of base salary. On or prior to December 31, 2019, Mr. Lewis  will receive an equity or equity based award which will vest based on time and performance, with a grant date value of $2,200,000. Commencing with fiscal 2021, Mr. Lewis will receive an equity or equity based award with a grant date value equal to 400% of his base salary which will vest based on time and performance.

Mr. Lewis will be eligible to participate in the Company’s benefits programs. If Mr. Lewis’s employment is terminated by the Company without cause or he resigns for good reason or as a result of death or disability, then he will receive as severance pay one and a half times his annual base salary plus one times his annual bonus payable over an 18 month period, a pro rata bonus for the year of termination based on actual performance, 18 months continued medical coverage subject to his election of COBRA and pro rata vesting of any time based equity award and any performance based awards shall be forfeited. The receipt of severance benefits is conditioned upon his execution of an effective and irrevocable release of claims as well as continued compliance with his post employment restrictive covenants including 18 month noncompete and nondisparagement provisions. This Lewis Employment Agreement supersedes Mr. Lewis’s prior Severance Agreement dated as of  February 1, 2016 and his letter agreement dated October 23, 2018. The above summary is not complete and is qualified in its entirety by the Lewis Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On September 9, 2019, the Company entered into a letter agreement (the “Long Letter Agreement”) and a Severance Agreement (the “Long Severance Agreement”) with Rebeckah Long.  Pursuant to the Long Letter Agreement, effective as of September 9, 2019, Ms. Long will be promoted to Senior Vice President, Global Human Resources for the Company. Effective as of September 9, 2019, Ms. Long’s base salary was increased from $250,000 to $300,000 (pro rated for fiscal 2019). For fiscal 2020, Ms. Long’s target bonus will be increased from 40% to 60% and her long term incentive award for fiscal 2020 will be $350,000.

Pursuant to the Long Severance Agreement, if Ms. Long’s employment is terminated by the Company without Cause, she will receive as severance between 26 and 52 weeks of base pay depending on her length of employment with the Company and subject to timely election of COBRA between 26 and 52 weeks of continued medical coverage. The receipt of severance benefits is conditioned upon her execution of an effective and irrevocable release of claims as well as continued compliance with her post employment restrictive covenants including 12 month noncompete and nondisparagement provisions. The above summary is not complete and is qualified in its entirety by the Long Letter Agreement and Long Severance Agreement, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

Ms. Long, 45, previously served as our Vice President of Human Resources since October 2018 and as the Company’s Division Vice President, Human Resources since December 2014. Prior to joining the Company, Ms. Long served as Regional Human Resources Manager at United Rentals, Inc. from June 2000 until February 2008. Ms. Long received a Bachelor of Science degree in Economics from Illinois State University.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation Agreement, dated as of September 9, 2019, by and among Spectrum Brands, Inc., Spectrum Brands Holdings, Inc. and Douglas L. Martin.
10.2	Employment Agreement, dated as of September 9, 2019, by and between Spectrum Brands Holdings, Inc. and Jeremy W. Smeltser.
10.3	Employment Agreement, dated as of September 9, 2019, by and between Spectrum Brands Holdings, Inc. and Randal D. Lewis.
10.4	Letter Agreement, dated as of September 9, 2019, by and between Spectrum Brands Holdings, Inc. and Rebeckah Long.
10.5	Severance Agreement, dated as of September 9, 2019, by and between Spectrum Brands Holdings, Inc. and Rebeckah Long.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019	SPECTRUM BRANDS HOLDINGS, INC.
SB/RH HOLDINGS, LLC

	By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Executive Vice President, General Counsel and Corporate Secretary